Exhibit 10.1

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN, AS AMENDED

NONQUALIFIED STOCK OPTION AGREEMENT

Auxilium Pharmaceuticals, Inc. (the “Company”) has granted you an option to purchase shares of common stock of the Company under the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended (the “Plan”). The terms of the grant are set forth in the Nonqualified Stock Option Grant (the “Grant”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Grant, along with the terms of the Plan, to fully understand the Grant.

SUMMARY OF NONQUALIFIED STOCK OPTION GRANT

Grantee:	[ ]

Date of Grant:	[ ]

Total Number of Shares Granted:	[ ]

Exercise Price Per Share:	[ ]

Exercisability Schedule*:	On the date of the annual meeting of the Company’s stockholders next following the Date of Grant

Term/Expiration Date**:	[ ten years after grant date ]

*	The Grantee must be employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date for the option to become exercisable on such date.
**	Unless terminated earlier in accordance with the terms of the Grant and the Plan.

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN, AS AMENDED

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT, dated as of [ date ] (the “Date of Grant”), is delivered by Auxilium Pharmaceuticals, Inc. (the “Company”) to [ director ] (the “Grantee”).

RECITALS

A. The Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended (the “Plan”), provides for the grant of options to purchase shares of common stock of the Company.

B. The Board of Directors (the “Directors”) of the Company has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. The Grantee may receive a copy of the Plan by contacting the Human Resources Department at Auxilium Pharmaceuticals, Inc.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase [ # of shares ] shares of common stock of the Company (“Shares”) at an exercise price of $[ share price at close of business day ] per Share. The Option shall become exercisable according to Section 2 below.

2. Exercisability of Option. The Option shall become exercisable on the following dates, if the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date:

Date	Shares for Which the Option is Exercisable
On the date of the annual meeting of the Company’s stockholders next following the Date of Grant	100%

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3. Term of Option.

(a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b) The Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability (as defined in the Plan), death or Cause (as defined in the Plan); provided that, if, at the time the Grantee ceases to be employed by, or provide service to, the Employer under this Section 3(b)(i), the Grantee (A) has completed 5 or more years of service as a director and (B) is a director in good standing, the reference to “90-day period” described in this Section 3(b)(i) shall be replaced with “one-year period.”

(ii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability.

(iii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the Grantee ceases to be so employed or provide such services on account of a termination described in subsection (i) above.

(iv) The date on which the Grantee ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Section 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4. Exercise Procedures.

(a) Subject to the provisions of Sections 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. At such time as the Directors shall determine, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Directors, by delivering Shares, which shall be valued at their Fair Market Value (as defined in the Plan) on the date of delivery, or by attestation (on a form prescribed by the Directors) to ownership of Shares having a Fair Market Value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Directors may approve, to the extent permitted by applicable law. The Directors may impose from time to time such limitations as it deems appropriate on the use of Shares to exercise the Option.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Directors, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Directors deems appropriate.

(c) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Directors approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Change of Control. In the event a Change of Control occurs, as defined in the Plan, while the Grantee is employed by, or providing service to, the Employer, the Option shall automatically accelerate and become fully vested and exercisable as of the date of the Change of Control.

6. Restrictions on Exercise. Except as the Directors may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Directors in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Directors shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10. Assignment and Transfers. Except as the Directors may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

Notwithstanding the foregoing, the Grantee may upon the completion and delivery to the General Counsel of the Company of the attached Nonqualified Stock Option Transfer Form and Agreement of Assignee and the consent of the Committee, transfer the Option to certain family members (as defined below) or a trust in which the Grantee’s family members have more than 50% of the beneficial interests, a foundation in which the Grantee or the Grantee’s family members control the management of assets, or any other entity in which the Grantee or the Grantee’s family members own more than 50% of the voting interests; provided that any such transfer shall be subject to such terms as the Committee may determine and provided, further, that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer. For this purpose, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, and any person sharing a household with the Grantee (other than a tenant or employee).

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof.

12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

AUXILIUM PHARMACEUTICALS, INC.

By:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Directors shall be final and binding.

Grantee:
[ director ]

Date of Option: [ date ] Option Amount: [ # of shares ] Option Price: $[ at close of day ]

Date:

AUXILIUM PHARMACEUTICALS, INC.

OPTION EXERCISE FORM

I ______________________________________, hereby exercise my option to purchase ____________ shares of Common Stock of Auxilium Pharmaceuticals, Inc. (the “Company”) at an exercise price of $[ price at close of day ] per share, dated [ date ], pursuant to the 2004 Equity Compensation Plan of the Company. I acknowledge that the date I sign this form below will be used as the exercise date for determining the income tax consequences of this exercise.

Print Name

Signature

Date

AUXILIUM PHARMACEUTICALS, INC.

NONQUALIFIED STOCK OPTION TRANSFER FORM

FOR VALUE RECEIVED, and intending to be legally bound, I _______________ (“Assignor”) hereby assign and transfer unto ____________ (“Assignee”) the nonqualified stock options to purchase shares of common stock of Auxilium Pharmaceuticals, Inc. (the “Company”) described on the attached Schedule A (the “Options”). In connection with this transfer:

1. I hereby direct the Corporate Secretary of the Company to transfer the Options on the books of the Company to the Assignee.

2. I hereby certify that the Assignee is a family member (as defined below) of mine or a trust in which my family members have more than 50% of the beneficial interests, a foundation in which I or my family members control the management of assets, or any other entity in which I or my family members own more than 50% of the voting interests. For this purpose, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, and any person sharing my household (other than a tenant or employee).

3. I hereby certify that I am transferring the Options to the Assignee pursuant to a domestic relations order or as a bona fide gift and that I am not receiving any consideration from, or on behalf of, Assignee in connection with such transfer.

4. I hereby acknowledge that the exercise of the Options by the Assignee will result in taxable income to me. I hereby agree that when any Option is exercised, I will make arrangements satisfactory to the Company for the satisfaction of all applicable federal, state, local or foreign withholding tax obligations that arise by reason of the exercise of the Option, and the Company shall not be required to effect any exercise of the Options until such obligations are satisfied. [Without limiting the foregoing, I hereby authorize the Company to withhold from my wages or other compensation any and all amounts necessary to satisfy federal, state, local or foreign withholding tax obligations that arise by reason of the exercise of the Options, without prior notice to me.]

5. I hereby acknowledge that I am responsible for compliance with the Company’s Insider Trading Policy and applicable laws (including without limitation, insider trading laws, tax laws, Rule 144 of the Securities Act of 1933 and Section 16 of the Exchange Act of 1934) in connection with this transfer of Options to the Assignee, the Assignee’s exercise of the Options and any transaction by the Assignee in Company securities, and that the failure to comply with such policy or laws may subject me and/or the Assignee to liabilities, penalties, sanctions and disciplinary action. I hereby further acknowledge that (i) I am familiar with such laws, (ii) I have been advised by the Company to consult with my legal, tax and financial advisors with respect to such matters and (iii) neither the Company nor any of its agents or representatives has provided any legal, tax or financial advice to me with respect to such matters.

Dated:
Signature of Assignor

AGREEMENT OF ASSIGNEE

I, _________________, intending to be legally bound, hereby acknowledge, certify and agree as follows:

1. I accept the transfer of the options to purchase stock of Auxilium Pharmaceuticals, Inc. (the “Company”) listed on the attached Schedule A (the “Options”) from _____________ (the “Assignor”).

2. I have received and reviewed copies of the nonqualified stock option grant agreements for the Options, the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended (the “Plan”), and the Prospectus, dated _____________ relating to the Plan.

3. I accept the Options and agree to be bound by the terms and conditions of the nonqualified stock option grant agreements, the Plan, and this Agreement of Assignee.

4. I acknowledge that the Options shall continue to be subject to the same terms and conditions as were applicable to the Options immediately before the transfer, including without limitation, the termination of the Options without prior notice to me upon the Assignor ceasing to be employed by, or provide services to, the Company as set forth in the nonqualified stock option grant agreements and the Plan.

5. I certify that the transfer of the Options by Assignor to me is pursuant to a domestic relations order or a bona fide gift and that I have not given any consideration to, or for the benefit of, Assignor in connection with such transfer.

6. I agree that the Company shall not be required to effect any exercise of the Options unless and until all applicable federal, state, local and foreign withholding tax obligations that arise by reason of an exercise of the Options are satisfied by the Assignor to the Company’s satisfaction.

7. I agree that none of the Options or any interests therein shall be transferred by me to any person or entity without the prior written consent of the Plan administrative committee in accordance with the terms of the Plan. I understand that any attempt to transfer any of the Options or any interests therein without compliance with the terms and conditions of the nonqualified stock option grant agreements, the Plan, and the terms hereof will result in such attempted transfer being null and void, and the Company will not honor any such attempted transfer.

8. I acknowledge that the exercise of the Options and any transaction by me in Company securities must comply with the Company’s Insider Trading Policy as in effect at the time of such exercise or transaction, which will require, among other things, the Assignor to obtain pre-clearance of such exercise or transaction in accordance with the terms and provisions of such policy. I have received and reviewed a copy of the Company’s Insider Trading Policy as in effect on the data hereof.

9. I hereby acknowledge that I am responsible for compliance with applicable laws (including without limitation, insider trading laws, tax laws, Rule 144 of the Securities Act of 1933 and Section 16 of the Exchange Act of 1934) in connection with this transfer of the Options, the exercise of the Options and any transaction by me in Company securities, and that the failure to comply with such laws may subject me and/or the Assignor to liabilities, penalties, sanctions and disciplinary action. I hereby further acknowledge that (i) I am familiar with such laws, (ii) I have been advised by the Company to consult with my legal, tax and financial advisors with respect to such matters and (iii) neither the Company nor any of its agents or representatives has provided any legal, tax or financial advice to me with respect to such matters.

10. I acknowledge that the Options may be exercised by me only if, at the time of exercise, I am a family member (as defined below) of the Assignor or a trust in which the Assignor’s family members have more than 50% of the beneficial interests, a foundation in which the Assignor or its family members control the management of assets, or any other entity in which the Assignor or its family members own more than 50% of the voting interests. For this purpose, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, and any person sharing my household (other than a tenant or employee). I agree to provide the Company with such documentation and certifications as it shall request from time to time to evidence the same.

Dated:
Signature of Assignee

CONSENT OF COMMITTEE

The Compensation Committee hereby consents to the foregoing assignment of the Options.

Compensation Committee

Dated:	By:

SCHEDULE A

NONQUALIFIED STOCK OPTIONS TO BE TRANSFERRED

Date of Grant	Shares	Option Price